SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                             CACI International Inc
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                  [CACI LOGO]

                                                                October 17, 2003

Dear Fellow Stockholder:

I cordially invite you to attend your Company's 2003 Annual Meeting of Stockholders on November 20, 2003, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042.

Matters to be considered and acted on at the meeting include the election of directors, and the ratification of the appointment of independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

                                            Sincerely,

                                            /s/ J. P. LONDON

                                            J. P. LONDON
                                            Chairman of the Board, President and
                                            Chief Executive Officer

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please sign, date, and return the enclosed voting instruction form or proxy card in the envelope provided or follow any telephone or internet voting instructions that may be enclosed.

                             CACI International Inc
                              1100 North Glebe Road
                            Arlington, Virginia 22201

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held November 20, 2003

                           ---------------------------

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of CACI International Inc (the "Company") will be held on Thursday, November 20, 2003, at 9:30 a.m., Eastern Standard Time, at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042 for the following purposes:

     1.   To elect the Company's Board of Directors.

     2. To ratify the appointment of Ernst & Young LLP, as the Company's auditors for the current fiscal year.

     3. To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 24, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 14151 Park Meadow Drive, Chantilly, Virginia 20151 from November 6, 2003 through November 20, 2003, for inspection by any stockholder for any purpose germane to the meeting.

                                              By Order of the Board of Directors

                                              /s/ JEFFREY PL. ELEFANTE

                                              JEFFREY P. ELEFANTE
                                              Secretary

Arlington, Virginia
Dated:  October 17, 2003

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please sign, date, and return the enclosed voting instruction form or proxy card in the envelope provided or follow any telephone or internet voting instructions that may be enclosed.

                             CACI International Inc
                              1100 North Glebe Road
                            Arlington, Virginia 22201

                           ---------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                      -------------------------------------

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on November 20, 2003. This Proxy Statement is being mailed on or about October 17, 2003. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder's proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

     FOR the Board of Directors' nominees for election to the Company's Board of Directors; and
     FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on September 24, 2003, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 24, 2003, the Company had 29,955,600 shares of Common Stock ("Common Stock") outstanding.

                              ELECTION OF DIRECTORS

Eleven Directors are to be elected to hold office until the next Annual Meeting or until their respective successors are elected. If a quorum is present, the affirmative vote of the holders of a majority of the shares of stock entitled to vote and present in person, or represented by proxy, at the Annual Meeting will be required to elect each of the nominees.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the nominees listed below. Consistent with the Company's Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. Ten of the nominees are currently members of the Board of Directors (the "Board"). The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

                                    NOMINEES

Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliation of each. Ten of the eleven nominees are outside Directors.

Outside Directors

Michael J. Bayer, 56. Director of the Company since 2002.
Mr. Bayer brings to the Company's Board a wealth of knowledge and insight into the Department of Defense (DoD) and the military departments from his years of high level service to numerous Administrations. Since 1992, Mr. Bayer has been a consultant engaged in enterprise strategic planning and mergers and acquisitions. Mr. Bayer served as a member of the Board of EG&G Inc., an architectural and engineering company, until its sale to URS Corporation in August, 2002. Mr. Bayer is currently a member of the Naval War College Board of Visitors, the Sandia National Laboratory's National Security Advisory Panel, the U.S. Naval War College Board of Advisors, and DoD's Science Board. Mr. Bayer is currently Vice Chairman of DoD's Business Board and Chairman of the Secretary of the Air Force Advisory Group. Mr. Bayer previously served as Counselor to President Bush's Commission on Aviation Security and Terrorism. From 1986 to 1989, Mr. Bayer was a member of the Board of Visitors of the United States Military Academy. From 1990 to 1992, Mr. Bayer served as a member of the Army Science Board, and as its Chairman from 1998 to 2002. Mr. Bayer has also served on a number of non-partisan task forces to improve the management and efficiency of the DoD.

Peter A. Derow, 63. Director of the Company since 2000.
Mr. Derow brings to the Company's Board his experience as a senior level executive of several leading media companies and his experience in serving on the boards of many companies. From 1988 to 1997, Mr. Derow was President and Chief Executive Officer of Institutional Investor, Inc., a publisher of information serving the financial services industry. Mr. Derow is also director of 101 Communications, LLC, a publisher serving the information technology industry; Globalspec Inc., a site serving engineers; and MediaMap, Inc., a site serving journalists and the public relations industry; and Moore Medical, Inc., a distributor of medical products.

Richard L. Leatherwood, 64.  Director of the Company since 1996.
Mr. Leatherwood brings to the Company's Board senior level executive experience with publicly held corporations. Mr. Leatherwood's experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Mr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Mr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to1985, Mr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Mr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Mr. Leatherwood is currently a director of Dominion Resources, Inc., an integrated gas and electric company. Mr. Leatherwood was formerly a director of Dominion Energy, Inc., MNC Financial, Inc., CSX Corporation, and Virginia Electric and Power Company, Inc.

Barbara A. McNamara, 61.  Director Nominee.
Ms. McNamara will bring to the Company's Board a wealth of knowledge and insight into the intelligence community including the National Security Agency (NSA), and into the interplay between U.S. intelligence agencies and its foreign partners. From July 2000 to August 2003, Ms. McNamara served as Special United States Liaison Officer, London, England where she was responsible to the Director, NSA for representing NSA in its relationships with United Kingdom (UK) authorities including the Government Communications Headquarters (GCHQ), the UK's cryptologic organization. From 1993 to 2000, Ms. McNamara held executive level positions at the NSA: 1997 to 2000, Deputy Director; 1995 to 1997, Deputy Director of Operations, NSA/Central Security

Service (CSS); 1994 to 1995, Executive Director, NSA/CSS; and 1993 to 1994, NSA/CSS Representative to the Department of Defense.

Arthur L. Money, 63.  Director of the Company since 2002.
Mr. Money brings to the Company's Board vast experience as a senior official at the Department of Defense, and as a senior level technology executive in the private sector with a background in defense electronics and the intelligence industry. From 1999 to 2001, Mr. Money served as Assistant Secretary of Defense ("ASD") for Command, Control, Communications and Intelligence. From 1998 to 2001, Mr. Money was DoD Chief Information Officer and from 1998 to 1999 he was the Senior Civilian Official, Office of the ASD. From 1996 to 1998 Mr. Money was Assistant Secretary of the Air Force for Research Development and Acquisition and Chief Information Officer for the Air Force. In 1995, Mr. Money was Vice President and Deputy General Manager, TRW Avionics and Surveillance Group. From 1972 to 1994, Mr. Money held positions with ESL Inc. (a subsidiary of TRW): 1990 to 1994, President; 1988 to 1989, Vice President, Advanced Programs and Development; 1986 to 1988, Vice President, Studies and Analysis Division; and 1972 to 1980, Engineer, Manager and Director of various units. From 1962 to 1972, Mr. Money was an Engineer at Lockheed Missiles and Space Company.

Dr. Warren R. Phillips, 62. Director of the Company since 1974.
In addition to his experience as a senior level technology executive, Dr. Phillips brings to the Company's Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Company's Board also benefits from Dr. Phillips' familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the financial manager for AMBO, a $1.5 billion (CAPEX) crude oil pipeline developer for Caspian oil flows to the west. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Philips helped train and provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time he has served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system wide information technology, budgeting, and internal audit.

Charles P. Revoile, 69.  Director of the Company since 1993.
As an attorney and former senior level executive, Mr. Revoile brings to the Company's Board his vast experience in the governance of publicly held corporations and in contracting with the Federal Government. In addition, the Company's Board values Mr. Revoile's perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

Richard P. Sullivan, 70.  Director of the Company since 1996.
Mr. Sullivan brings to the Company's Board his experience as a former CEO of a Fortune 500 company, his expertise in mergers and acquisitions, and his background in investment banking. The Company's Board also benefits from Mr. Sullivan's insights as a seasoned executive with company directorships in diverse industries. From 1997 to 2003, Mr. Sullivan has been President and Chief Executive Officer of Cargill Development Corporation, a machine designer. From 1992 to 1997, Mr. Sullivan was Chairman and Chief Executive Officer of The J.L. Wickham Co., Inc., a machine builder. Mr. Sullivan was formerly a director of Equitable Bancorporation, a bank holding company; Monumental Corporation, an insurance company; Noxell Corporation, a cosmetic manufacturer; PRC, Inc., an information technology company; PharmaKinetics Labs, Inc., a drug testing company; and the National Association of Manufacturers Trade Association.

John M. Toups, 77.  Director of the Company since 1993.
Mr. Toups brings to the Company's Board his experience as a senior level executive of a major information technology contractor, banking knowledge, and company directorships in diverse industries, including a Fortune 500 corporation. Mr. Toups is a director of Halifax Corporation, a technical services company; NVR, Inc., a home builder; and GTSI Corp., a provider of integrated information technology solutions. Mr. Toups is also a trustee of INOVA Health System, a not-for-profit hospital system, and a director of the Professional Services Council, an association of providers of services to governments. From 1977 to 1987, Mr. Toups was Chief Executive Officer of PRC, Inc., an information technology service company. Mr. Toups was formerly a director of PRC, Inc.; Emhart Corporation, an industrial products company; Washington Bancorp, a bank holding company; Washington Gas Light Company, a public utility serving natural gas; Guest Services, a food services company; and Thermatrix, an environmental technology company.

Larry D. Welch, 69.  Director of the Company since 2002.
As a former Chief of Staff of the Air Force and Commander in Chief of the Strategic Air Command, General Larry D. Welch, USAF (Retired) brings to the Company's Board valuable insights into the DoD, space, and intelligence. Since 1991, General Welch has been President and Chief Executive Officer of The Institute for Defense Analyses, a federally chartered research center providing operations and technical analysis, and management and information systems analysis for the Department of Defense and other U.S. Government agencies. Prior to retiring from the United States Air Force in 1990, General Welch served as follows: 1986 to 1990, 12th Chief of Staff; 1985 to 1986, Commander in Chief, Strategic Air Command; 1984 to 1985, Vice Chief of Staff; 1982 to 1984, Deputy Chief of Staff, Programs and Resources; and 1981 to 1982, Commander, Air Force Central Command.

Management Director

Dr. J. P. London, 66. Chairman of the Board, President and Chief Executive Officer.
Under Dr. London's leadership, CACI has grown from a small professional services consulting firm to become a pacesetter in information technology and communications solutions markets. CACI operations today are worldwide and global in nature. Dr. London joined CACI in 1972. Dr. London was elected President and Chief Executive Officer in 1984 and has been a Director since 1981. From 1982 to 1984, Dr. London was President of the Company's largest operating division. From 1979 to 1982, Dr. London was one of the Company's Executive Vice Presidents. From 1977 to 1979, Dr. London served as a Senior Vice President; from 1975 to 1977, he was a Vice President. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and was formerly a member of the Senior Advisory Board of the Northern Virginia Technology Council. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed with distinction, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London now holds the rank of Captain, U.S. Navy Reserve (Retired). He has been recognized by the Human Resources Leadership Awards of Greater Washington with the establishment of its Ethics in Business Award in his name. In 2003, Dr. London was presented with the CEO of the Year Award by the George Washington University Executive MBA Program; he was named Ernst & Young's Entrepreneur of the Year for Government IT Services; and he received the John W. Dixon award from Association of the United States Army for his outstanding contributions to America's defense.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board held eight meetings during fiscal year 2003, which ended June 30, 2003. Each Director, while acting as Director, attended at least seventy-five percent (75%) of the total number of meetings held by the Board and committees of the Board on which he served.

The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Board Configuration Committee,(1) and a Technical Advisory Panel during fiscal year 2003.

During fiscal year 2003, the Compensation Committee consisted of Directors Bayer, Leatherwood, Revoile, Salvatori,(2) Sullivan, and Toups. Director Revoile served as the Committee Chairman. The Compensation Committee administers the Company's 1996 Stock Incentive Plan, Management Stock Purchase Plan, Director Stock Purchase Plan, and Employee Stock Purchase Plan, determines the benefits to be granted to key employees thereunder, is responsible for determining and making recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company, and maintains oversight of the Company's Affirmative Action, and Small, Disadvantaged and Minority Subcontracting Plans. The Compensation Committee met four times during fiscal year 2003. Director Revoile recuses himself from the voting on all specific officer compensation matters, including action on all IRS approved compensation plans. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

During fiscal year 2003, the Executive Committee was composed of Directors London, Phillips, Revoile, Snyder, and Toups. Director London served as the Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee did not meet during fiscal year 2003.

During fiscal year 2003, the Audit Committee consisted of Directors Derow, Leatherwood, Money, Phillips, Ricart,(3) and Snyder. Director Phillips served as the Committee Chairman. The Audit Committee is responsible for overseeing and reviewing the Company's financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met six times during fiscal year 2003. The Charter of the Audit Committee is attached to this Proxy Statement as Appendix A and is hereby incorporated by reference. A report of the Audit Committee appears below in this Proxy Statement.

During fiscal year 2003, the Investor Relations Committee consisted of Directors Derow, Revoile, Snyder, Sullivan, and Welch. Director Snyder served as the Committee Chairman. The Investor Relations Committee is responsible for monitoring the strategic direction and overall status of the Company's investor relations program and associated activities. The Investor Relations Committee met four times during fiscal year 2003.

During fiscal year 2003, the Board Configuration or Nominating Committee consisted of Directors Phillips, Revoile, Snyder, and Toups.(4) Dr. Phillips served as the Nominating Committee Chairman. The Nominating Committee is responsible for identifying and selecting individuals to be nominated for election to the Board, and for recommending the number of Directors to be elected each year (within the bounds established by the Company's By-Laws). The Committee met three times during fiscal year 2003.

----------
(1) The Board Configuration Committee was renamed the Nominating Committee at the Organizational Meeting of the Board of Directors on November 21, 2002.
(2) Vincent Salvatori served on the Compensation Committee until the Organizational Meeting of the Board of Directors on November 21, 2002, when he left the Committee.
(3) Glenn Ricart served on the Audit Committee until the Organizational Meeting of the Board of Directors on November 21, 2002.
(4) John Toups began serving on the Nominating Committee at the Organizational Meeting of the Board of Directors on November 21, 2002.

During fiscal year 2003, the Company's Technology Advisory Panel ("Panel") consisted of Directors Bayer, London, Money, Phillips, Ricart, and Salvatori.(1) Dr. London served as the Chairman of the Panel. The Panel supported the Company's strategic planning initiatives by assessing marketplace occurrences and technology developments including those related to networking, homeland security, and intelligence. The Panel met four times during fiscal year 2003.

                              DIRECTOR COMPENSATION

Compensation of Directors

During fiscal year 2003, each Director not employed by the Company or any of its subsidiaries was compensated according to the following arrangements for his participation in meetings of the full Board and the Committee(s) of which he was a member:

     o Full Board - $25,000 annual retainer for up to four meetings per year. Any additional in-person meetings of any length, $1,000. Additional phone meetings of any length, $500 per meeting. In fiscal year 2003, each Director was granted 5,000 stock options at the closing price of the Common Stock on the date of the grant. Under the Company's Director Stock Purchase Plan Directors may also elect to receive Common Stock in lieu of fees, with such election to be made prior to the commencement of the effective calendar year, at a price equal to the average price of the Common Stock during the ten days immediately preceding any payment subject to such election.

     o Audit Committee - $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $4,000.

     o Compensation Committee - $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $4,000.

     o Executive Committee - $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting.

     o Investor Relations Committee - $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. The Chairman of this Committee receives an additional $2,000.

     o Technical Advisory Panel - $5,000 for up to four meetings per year. Any additional in-person meetings of any length, $1,000 per meeting. Additional phone meetings of any length, $500 per meeting. Dr. London served as the Chairman of this Panel and did not receive any compensation for his services.

Directors Phillips, Snyder, and Revoile participated in two Board Configuration Committee meetings and Directors Phillips, Revoile, Snyder, and Toups participated in one Nominating Committee meeting. Compensation for the Board Configuration/Nominating Committee meetings was $1,500 per meeting. The Chairman of this Committee received an additional one-time fee of $1,500.

Dr. London received no separate compensation for his services as Director. Directors other than Dr. London were reimbursed for expenses associated with attending meetings of the Board and its Committee.

----------
(1) Glenn Ricart and Vincent Salvatori served on the Technology Advisory Panel until the Organizational Meeting of the Board of Directors on November 21, 2002.

Director Phillips received additional compensation in the amount of $9,500 for additional work performed in connection with several committees.

During fiscal year 2004, Directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as the arrangements described above. In addition, returning non-employee Directors will receive an annual grant of 3,000 shares of Common Stock. New non-employee Directors will receive a one time grant of 5,000 shares.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

As of August 31, 2003, there was no person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

The following table provides information as of August 31, 2003, with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Executive Officers and Directors of the Company as a group.

                                           Amount of Beneficial
Name of Beneficial Owner                         Ownership         Percent of
      and Position                          of Common Stock(1)   Common Stock(2)
--------------------------------------------------------------------------------
Dr. J. P. London
   Chairman, President,                        792,334 (3)            2.75%
   CEO and Nominee

L. Kenneth Johnson                             277,6264               0.96%
   President, U.S. Operations,
   CACI, INC.-FEDERAL

Stephen L. Waechter                            139,000 (5)            0.48%
   Executive Vice President, Chief
   Financial Officer, Treasurer, and
   Director of Business Services

Gregory R. Bradford                            169,000 (6)            0.59%
   Chief Executive, CACI Limited,
   and President Information Solutions

Jeffrey P. Elefante                             52,600 (7)            0.18%
   Executive Vice President, General
   Counsel, Secretary, and Director
   of Contract and Administrative Services

Michael J. Bayer                                 5,464 (8)               *(9)
   Director and Nominee

Peter A. Derow                                  21,000 (10)              *
   Director and Nominee

Richard L. Leatherwood                          30,000 (11)           0.10%
   Director and Nominee

Arthur L. Money                                  5,000 (8)               *
   Director and Nominee

Dr. Warren R. Phillips                           9,662 (12)              *
   Director and Nominee

Charles P. Revoile                              45,174 (13)           0.16%
   Director and Nominee

William B. Snyder                               23,000 (13)              *
   Director

Richard P. Sullivan                             13,000 (12)              *
   Director and Nominee

John M. Toups                                   19,000 (13)              *
   Director and Nominee

Larry D. Welch                                   5,000 (8)               *
   Director and Nominee

All Executive Officers and                   1,606,860               5.58%
Directors as a Group
(15 in number)

--------------------------------------------------------------------------------

(1) All options exercisable currently or within the next six months are treated as exercised for shares of Common Stock.
(2) Based on 28,449,568 shares of Common Stock outstanding as of the September 24, 2003 record date.
(3)  Includes 383,334 shares currently exercisable.
(4) Includes 117,467 shares currently exercisable, and 150,000 shares which are exercisable within the next six months.
(5)  Includes 132,000 shares currently exercisable.
(6) Includes 119,000 shares currently exercisable, and 20,000 shares which are exercisable within the next six months.
(7)  Includes 44,000 shares currently exercisable.
(8) Includes 3,750 shares currently exercisable, and 1,250 shares which are exercisable within the next six months.
(9) The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of outstanding Common Stock.
(10) Includes 9,750 shares currently exercisable, and 1,250 shares which are exercisable within the next six moths.
(11) Includes 4,000 shares owned by Mr. Leatherwood's wife, 11,750 shares currently exercisable, and 1,250 shares which are exercisable within the next six months.
(12) Includes 7,750 shares currently exercisable, and 1,250 shares which are exercisable within the next six months.
(13) Includes 11,750 shares currently exercisable, and 1,250 shares which are exercisable within the next six months.

--------------------------------------------------------------------------------

Section 16(a) Reporting

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such

Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                               EXECUTIVE OFFICERS

As of June 30, 2003, the Executive Officers of the Company were Dr. J. P. London, Chairman of the Board, President and Chief Executive Officer, and the following four persons indicated in the table below.

                  Positions and Offices
Name, Age            With the Company           Principal Occupations, Past Five Years
----------------------------------------------------------------------------------------
L. Kenneth        President, U.S. Operations,   President, CACI, Inc., 1999-2001, until
Johnson, 56   CACI, INC.-FEDERAL                its merger into CACI, INC.-FEDERAL.
                                                Consultant, Federal Sources, Inc.,
                                                1998-1999. President and Chief Executive
                                                Officer, Tracor Enterprise Solutions,
                                                1996-1997. Senior Vice President,
                                                Cordant, Inc., 1995-1996.

Stephen L.        Executive Vice President,     Executive Vice President ("EVP"), Chief
Waechter, 53      Chief Financial Officer,      Financial Officer ("CFO"), Treasurer and
                  Treasurer and Director        Director of Business Services for the
                  of Business Services          Company since 1999. EVP, CFO, Treasurer,
                                                GTSI Corp, 1997-1999. Senior Vice
                                                President, CFO, Treasurer, The Vincam
                                                Group, Inc., 1996-1997. Senior Vice
                                                President, CFO, Treasurer, Applied
                                                Bioscience Int'l Inc., 1993-1996. Vice
                                                President Finance, General Electric
                                                Information Services, 1974-1993. Mr.
                                                Waechter is a director of Strategic
                                                Diagnostics, Inc., a provider of test
                                                products for the food safety and water
                                                quality markets.

Gregory R.        Chief Executive, CACI         Chief Executive, CACI Limited since
Bradford, 54      Limited, and President,       2000, Managing Director, 1985-2000;
                  Information Solutions         President of Information Solutions
                                                (formerly the Company's Marketing
                                                Systems Group) since 1994; Executive
                                                Vice President, 1987-1993; Senior Vice
                                                President, 1986-1987; Vice President,
                                                1983-1986; European Legal Counsel,
                                                1983-1985; Director of Contracts,
                                                1979-1983.

Jeffrey P.        Executive Vice President,     Executive Vice President of the Company
Elefante, 57      General Counsel, Secretary,   since 1996; General Counsel, Secretary,
                  and Director of Contract      and Director of Contract Services of the
                  and Administrative Services   Company since 1992; Director of
                                                Administrative Services of the Company
                                                since 1998; Senior Vice President,
                                                1992-1996.

                         EXECUTIVE OFFICER COMPENSATION

Compensation of Executive Officers

The following table summarizes the compensation of the named Executive Officers for the fiscal year ended June 30, 2003, compared with the two previous fiscal years. Annual compensation includes amounts awarded to, earned by or paid to Dr.
J. P. London, the Company's Chairman of the Board, President and Chief Executive Officer, and the four other named Executive Officers, including amounts deferred at an Executive Officer's election.

                                    Summary of Executive Officer Compensation

                                                                       Long Term Compensation
                                                                   ------------------------------
                     Annual Compensation                                   Awards         Payouts
        (a)             (b)       (c)          (d)       (e)          (f)         (g)        (h)         (i)
                                                        Other
                                                       Annual      Restricted                            All
                                                       Compen-       Stock                  LTIP        Other
Name and Principal    Fiscal    Salary        Bonus    sation        Award      Options   Payouts    Compensation
     Position          Year        $            $         $           $(1)         #        $(2)         $(3)
-----------------------------------------------------------------------------------------------------------------
J. P. London           2003    444,600      1,356,572      -        461,535      70,000     N/A        196,322
  Chairman of the      2002    400,000      1,252,242      -            -       120,000     N/A        163,018
  Board, President     2001    368,000        726,225      -            -           -       N/A        146,898
  and CEO

L. K. Johnson          2003    322,500        970,306      -        160,693      50,000     N/A         77,939
  President, US        2002    307,000        843,911      -            -       100,800     N/A         51,669
  Operations,          2001    290,000        490,704      -            -           -       N/A         79,805
  CACI, INC.-
  FEDERAL

S. L. Waechter         2003    265,000        618,107      -        167,137      36,000     N/A         63,054
  EVP, CFO,            2002    256,000        520,537      -            -        65,000     N/A         51,669
  Treasurer, and       2001    240,000        379,873      -            -           -       N/A         35,126
  Director of
  Business Services

G. R. Bradford         2003    222,285(4)     125,852   61,859(5)       -        27,000     N/A         75,955
  Chief  Executive     2002    200,732(4)     275,826   55,580(5)       -       110,000     N/A         72,311
  CACI Limited,        2001    190,880(4)     413,869   51,500(5)       -        35,000     N/A         67,291
  and President,
  Information
  Solutions

J. P. Elefante         2003    206,000        222,035      -         43,522      15,000     N/A         45,156
  EVP, General         2002    199,000        198,668      -            -        12,000     N/A         43,143
  Counsel, Secretary   2001    189,000        169,120      -            -           -       N/A         40,797
  and Director of
  Contract and
  Admin. Services

----------

(1) Restricted Stock Awards were provided pursuant to the Management Stock Purchase Plan.
(2) "LTIP" stands for Long-Term Incentive Plan. The Company does not provide a LTIP.
(3) All other compensation includes vacation earned for the fiscal year, amounts contributed under the Company's qualified and non-qualified pension plans, and, in the case of Messrs. London, Johnson, and Bradford, amounts paid by the Company for leased or owned automobiles.
(4) Mr. Bradford's compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion of pounds sterling to U.S. dollars causes Mr. Bradford's reported salary and bonus to fluctuate from year to year.

(5) Reimbursement was paid to Mr. Bradford (a U.S. Citizen) for tuition costs for Mr. Bradford's children while residing in the United Kingdom.

Stock Options

The table below contains information relating to stock options granted to the Executive Officers named above.

Option Grants During Fiscal Year 2003

                                                                 Potential Realizable Value
                                                                 at Assumed Annual Rates of
                                                                Stock Price Appreciation for
                               Individual Grants                  Option Term (column [e])
-------------------------------------------------------------   ----------------------------
       (a)          (b)       (c)          (d)         (e)         (f)                (g)

                           % of Total
                            Options
                           Granted to
                 Options   Employees    Exercise
                 Granted   in Fiscal      Price    Expiration
Name              (#)(1)      Year      ($/Sh)(2)     Date      5% ($)(3)         10% ($)(3)
----             -------   ----------   --------   ----------   ---------         ----------
J. P. London      70,000     13.8%        36.13      6/30/12    1,590,538          4,030,734
L. K. Johnson     50,000      9.9%        36.13      6/30/12    1,136,098          2,879,095
S. L. Waechter    36,000      7.1%        36.13      6/30/12      817,990          2,072,949
G. R. Bradford    27,000      5.3%        36.13      6/30/12      613,493          1,554,711
J. P. Elefante    15,000      3.0%        36.13      6/30/12      340,829            863,729

----------

(1) Option grants are permitted under the Company's 1996 Stock Incentive Plan (the "1996 Plan") described in the section of this Proxy Statement entitled "1996 Stock Incentive Plan". Specific grants are determined by the Compensation Committee of the Board, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. The shares granted typically are exercisable over a three-year period. The grants are exercisable for a period of ten years, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, if the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or if the Grantee fails to exercise the options prior to the expiration date.
(2) The exercise price of options granted under the 1996 Plan is equal to the closing price of the Common Stock on the date of grant.
(3) The potential realizable value of the options assumes option exercise ten years from the date of grant and is calculated based upon the assumption that the market price of the underlying shares will increase over the ten-year period at the assumed annual rates, compounded annually. The assumed annual rates in this column are suggested by the SEC. The actual pre-tax value, if any, that an executive may realize will depend on the excess of the Common Stock price over the grant price (listed in this table as the "exercise price") on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.

Aggregated Option Exercises in Fiscal Year 2003, and Fiscal Year-End Option Values
-----------------------------------------------------------------------------------------------------------
       (a)          (b)         (c)                 (d)                               (e)
                  Shares                         Number of                  Value of Unexercised
                 Acquired                  Unexercised Options at          In-the-Money Options at
                    On         Value          June 30, 2003(#)                June 30, 2003($)
                 Exercise    Realized   ---------------------------   ------------------------------------
Name                (#)       ($)(1)    Exercisable   Unexercisable   Exercisable($)   Unexercisable($)(2)
----             --------   ---------   -----------   -------------   --------------   -------------------
J. P. London           0            0     300,000        160,000         7,065,000          1,374,400
L. K. Johnson     85,000    2,591,964     135,800        290,000         2,300,452          5,135,900
S. L. Waechter    30,000      937,590     105,000         97,400         2,211,300            954,520
G. R. Bradford         0            0      70,000        167,000         1,264,200          2,964,250
J. P. Elefante         0            0      26,000         41,000           569,400            547,760

----------

(1) Market value of underlying securities at exercise, minus the exercise price.

(2) The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company's stock at fiscal year-end (which was $34.30 per share, based on the closing price of the Common Stock as reported on the NYSE National Market on June 30, 2003).

Employment Agreements

The Company has entered into agreements with certain Executive Officers for the purpose of providing those officers with a degree of security that will enhance the chances that they will remain with the Company, even when there is a planned or threatened change of control of the Company. Generally, the term of each agreement is one year with automatic one-year extensions each year thereafter. Each Executive Officer who is a party to one of these agreements may be terminated by the Company without payment of any kind in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, the agreements provide that the Company will pay a severance payment equal to a number of months of the executive's base salary. In the event of a termination, or resignation for "good reason", within one year of the effective date of a change of control, as defined in the agreements, the agreements provide that the Company will pay a termination payment equal to a number of months of the executive's base salary. The agreements restrict each executive's rights to compete with the Company or to offer employment to Company employees following termination. Additional information about each of the agreements is provided below.

On August 17, 1995, the Company entered into an Employment Agreement with Dr. J.
P. London, the Chairman of the Board, President and Chief Executive Officer of the Company. The agreement provides for a salary of not less than $200,000 per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase, and stock option plan as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London's duties. Under the agreement, Dr. London's severance payment is equal to 18 months of his current base salary. In the event Dr. London is terminated within one year following a change of control of the Company, Dr. London will receive a termination payment equal to 36 months of his current base salary.

On September 1, 1999, the Company entered into a Severance Compensation Agreement with L. Kenneth Johnson, the President of CACI, INC.-FEDERAL, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Johnson's current base salary. In the event Mr. Johnson is terminated within one year following a change of control of the Company, Mr. Johnson will receive a termination payment equal to 24 months of his current base salary.

On November 16, 2001, the Company entered into a Severance Compensation Agreement with Stephen L. Waechter, the Executive Vice President, Chief Financial Officer, Treasurer and Director of Business Services of the Company, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Waechter's current base salary. In the event Mr. Waechter is terminated within one year following a change of control of the Company, Mr. Waechter will receive a termination payment equal to 24 months of his current base salary.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Gregory R. Bradford, the Chief Executive of CACI Limited, and President of Information Solutions, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Bradford's current base salary. In the event Mr. Bradford is terminated within one year following a change of control of the Company, Mr. Bradford will receive a termination payment equal to 24 months of his current base salary.

On July 22, 1999, the Company entered into a Severance Compensation Agreement with Jeffrey P. Elefante, the Executive Vice President, General Counsel, Secretary and Director of Contract and Administrative Services of the Company, the terms of which are generally consistent with the description set forth above. The severance payment is equal to 12 months of Mr. Elefante's current base salary. In the event Mr. Elefante is terminated within one year following a change of control of the Company, Mr. Elefante will receive a termination payment equal to 24 months of his current base salary.

                         COMPANY STOCK PERFORMANCE CHART

The following chart shows how $100.00 invested as of June 30, 1998, in shares of Common Stock would have grown during the five-year period ended June 30, 2003, as a result of changes in the Company's stock price, compared with $100.00 invested in the Russell 2000 Stock Index, and in the Company-selected peer group of companies ("Company Peer Group").

The Russell 2000 Stock Index was chosen because it represents companies of a comparable market capitalization (market capitalization ranging from $1.2 billion to $116.6 million as of May 30, 2003) and consists of thirty-three point three percent (33.3%) of companies listed on the New York Stock Exchange.

The Company Peer Group consists of the following companies: American Management Systems, Inc., Comarco, Inc., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., Network Equipment Technologies, Inc., Sourcecorp, Inc., and Titan Corporation.

The historical information set forth below is not necessarily indicative of future performance.

On August 16, 2002, the Common Stock began trading on the New York Stock Exchange ("NYSE") under the symbol "CAI". The Company moved to the NYSE after 34 years on the NASDAQ Exchange.

                 Comparison of Five Year Cumulative Total Return

                           [GRAPHICAL CHART OMITTED]

                                                    June 30
                                                 Index Returns
                           Base   -------------------------------------------
Company/Index Name         1998     1999     2000     2001     2002     2003
-----------------------------------------------------------------------------
CACI International Inc   $100.00  $106.82  $ 92.58  $223.15  $362.64  $325.70
Russell 2001 Index        100.00   116.51   116.04   116.70   106.67   104.92
Company Peer Group        100.00   118.67   106.02   111.43    81.08    55.33

                            1996 STOCK INCENTIVE PLAN

The 1996 Stock Incentive Plan (the "1996 Plan") was approved by a majority vote of the stockholders at the November 14, 1996 Annual Meeting.

The Company's 1996 Plan is intended to advance the best interests of the Company and its subsidiaries by providing key employees who have substantial responsibility for Corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. In addition, to accomplish these goals the 1996 Plan is intended to provide additional incentive to highly qualified candidates to accept employment with the Company, particularly where they may be required to forfeit in-the-money options to move to CACI.

The 1996 Plan is administered by the Board's Compensation Committee. At least annually, the Compensation Committee meets to designate eligible employees, if any, to receive grants under the 1996 Plan and the type, amount, dates, and terms of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code (the "Code") pertaining to Incentive Stock Options.

Participation in the 1996 Plan may be in the form of an award of (1) options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422A of the Code, (2) options not qualifying under Section 422A (i.e., non-qualified options), (3) shares of stock at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (4) unrestricted shares of stock at prices set by the Committee, and (5) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee. Only non-qualified stock option grants, priced at market on the day of grant, have been awarded under the 1996 Plan. Awards made to senior executives in fiscal year 2003 were in the form of non-qualified options.

Awards may be granted under the 1996 Plan to officers, employees, and Directors of the Company or any of its subsidiaries. The total number of shares of Common Stock that have been authorized for issuance pursuant to the 1996 Plan is 5,950,000. No employee may be granted awards under the 1996 Plan with respect to more than 300,000 shares in any calendar year. The 1996 Plan does not allow an award of Stock Appreciation Rights, or the repricing of previously granted awards.

                            OTHER COMPENSATION PLANS

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. Under the CACI $MART PLAN (a deferred compensation plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code) (the "$MART PLAN"), participants select from a variety of investment options, including a Common Stock investment option. The $MART PLAN authorizes employees to contribute up to fifteen percent (15%) (subject to certain annual limitations) of their total compensation. The Company provides matching contributions of fifty percent (50%) of the amount of the employee's contribution up to six percent (6%) of the employee's total cash compensation. Company contributions vest over a five-year period. In addition, the Company may make discretionary profit sharing contributions to the $MART PLAN. However, no such discretionary contributions were made in 2003. The Common Stock investment option in the $MART PLAN provides an additional way to link officer and employee interests more directly to that of stockholders. The Company also provides a non-qualified deferred compensation plan, the CACI non-qualified Executive Retirement Plan, which allows officers at the vice president level and above to defer up to fifty percent (50%) of their base salary and up to one hundred percent (100%) of their bonus and/or sales commission compensation into a tax deferred trust. For executive employees who participate in such plan, the Company contributes an amount equal to five percent (5%) of compensation that exceeds the current annual compensation limit as set forth in Section 401(a)(17) of the Internal Revenue Code - $200,000 for the year 2003 - in order to compensate for the effective cap on Company contributions to the $MART PLAN applicable to highly compensated individuals as a result of discrimination testing of the $MART PLAN.

                                OTHER STOCK PLANS

The Company has adopted a variety of stock plans, in which selected Company officers who substantially influence the profitability of the Company are permitted to participate in order to provide additional compensation to those employees, to assist in their retention, and to encourage stock ownership among them. The stock plans are: (1) the CACI Stock Option Restoration (Reload) Program to allow designated Executive Officers to tender currently-owned shares of Common Stock to cover the cost of exercising a vested stock option and obtain a new grant of options to replace those shares used to pay the cost of the exercise of such options (reload shares are limited to twenty percent (20%) of the shares granted to an executive participant); (2) the CACI Executive Stock Bonus Plan to allow eligible Executive Officers to take Common Stock in lieu of cash bonuses annually; (3) the CACI Officer Stock Deposit Program to allow eligible Executive Officers to deposit annually a one-time minimum of 2,500 shares (up to a maximum cumulative deposit of 25,000 shares) of Common Stock in a trust account established by the Company to qualify for a Company award of twenty percent (20%) of their deposit amount in non-qualified stock options; (4) the Director Stock Purchase Plan, which is designed to allow directors to elect to receive Restricted Stock Units ("RSUs"), which vest three (3) years from the date of award, at the market price on the date of award for CACI stock in lieu of up to fifty percent (50%) of their annual retainer fees; and (5) the Management Stock Purchase Plan, which provides senior executives with stock holding requirements a mechanism to acquire RSUs in lieu of up to thirty percent (30%) of their annual bonus. A twenty percent (20%) deferral in the plan is mandatory; executives may elect to defer an additional ten percent (10%). RSUs are awarded under the Management Stock Purchase Plan at eighty-five percent (85%) of the market price of CACI stock on the date of award. RSUs vest three
(3) years from the date of award.

In 1999, the Company adopted stock-holding guidelines for senior executives involved in corporate strategy formulation and those in a position to influence overall corporate performance and value. Effective July 1, 2002, the CACI Executive Stock Ownership Guidelines Plan was amended to: (1) establish stock ownership requirements to the levels shown below; (2) require that an escalating percentage of the required stock ownership, eventually up to a level of one hundred percent (100%), be in the form of shares of stock rather than vested options; (3) cause earned bonus payments to be diverted to Common Stock purchases on behalf of participants who fail to achieve stated holdings, until the minimum ownership requirements are met; (4) restrict the sale of stock options if such sale would take the participant below the minimum ownership requirement; and (5) increase the number of senior executives subject to the terms of the Plan. If stock-holding guidelines were not achieved, the executive participant would be ineligible to receive stock option awards under the 1996 Stock Incentive Plan for a period of one year following the date that the participating executive failed to meet the established stock ownership criteria. As of August 31, 2003, all executive participants required to hold Common Stock met the requirements of the original Plan.

                                                   Multiple of Salary   Multiple of Salary
    Executive's Position with the Company           within 4 years(1)    within 6 Years(2)
    -------------------------------------          ------------------   ------------------
Chairman of the Board, President and Chief                  6 x                7 x
   Executive Officer
U.S. Subsidiary President and/or Chief Operating            5 x                6 x
   Officer
U. K. Managing Director; Chief Financial Officer            4 x                5 x
   General Counsel                                          3 x                4 x
All Other Executive Vice Presidents                       2.5 x                3 x

The Company has also adopted stock-holding guidelines for non-employee Directors. The purpose of the stock-holding guidelines is to align the interests of Directors with those of shareholders, and thereby link business strategy with shareholder value. The CACI Board of Director Stock Ownership Guidelines Plan was adopted by the Compensation Committee (the "Committee"), and became effective on July 1, 2002. Under the CACI Board of Director Stock Ownership Guidelines Plan, stock ownership guidelines are based on a multiple of the Board member's annual retainer (exclusive of Committee fees, expenses, and extra meeting fees) as follows:

                            Multiple of       Multiple of       Multiple of
                          Annual Retainer   Annual Retainer   Annual Retainer
                          To Be Achieved    To Be Achieved    To Be Achieved
                           By 12-1-2005      By 12-1-2007      By 12-1-2009
                          ---------------   ---------------   ---------------
Board Member                    3 x               5 x               6 x

The prescribed levels of ownership must be achieved as follows: (i) by December 1, 2005, or three years following election to the Board, fifty percent (50%) of a Board Participant's stock holdings under these guidelines must be achieved through stock ownership (i.e., shares owned outright by the Board Participant, plus any shares acquired

----------

(1) Each executive participant's ownership of Common Stock at the multiple of base salary established by the July 1, 2002 amendment, as shown above, must be achieved within four (4) years of the July 1, 2002 amendment date, or four (4) years from the date of hire or promotion into one of the defined executive positions, whichever is later.
(2) Each executive participant's ownership of Common Stock at the multiple of base salary established by the July 1, 2002 amendment, as shown above, must be achieved within six (6) years of the July 1, 2002 amendment date, or six
     (6) years from the date of hire or promotion into one of the defined executive positions, whichever is later.

and owned by the Board Participant through any plan offered by the Company), with the balance achieved through vested (unexercised) "in the money" stock options; (ii) by December 1, 2007, or five years following election to the Board, seventy-five percent (75%) of the Board Participant's stock holdings must be achieved through stock ownership as defined in this paragraph; and (iii) by December 1, 2009, or seven years following election to the Board, one hundred percent (100%) of the Board Participant's stock holdings must be achieved through stock ownership as defined in this paragraph. If stock ownership is not achieved within the guidelines, the Board Participant is ineligible to receive stock option awards under the 1996 Stock Incentive Plan for a period of one year following the date that the criteria defined in this paragraph are met. Each Board Participant is required to provide the Committee with an annual report of his or her ownership of Common Stock.

                            RATIFICATION OF AUDITORS

The Board has appointed Ernst & Young LLP, Certified Public Accountants, as auditors to examine and report on the Company's financial statements for the fiscal year ending June 30, 2004. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Ernst & Young LLP. If a quorum is present, the vote of the holders of a majority of the shares of stock and entitled to vote present in person or represented by proxy at the Annual Meeting will be required to ratify such selection.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. Ernst & Young LLP's representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP for fiscal year 2003.

    Audit Fees (1)                                                  $382,500
    Financial Information Systems Design and Implementation Fees           0
    All Other Fees (2)                                                87,872
                                                                    --------
                      Total                                         $470,372

----------

(1) Audit services of Ernst & Young LLP for 2003 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

(2) "All Other Fees" includes tax services, the audit of the Company's 401(k) plan, and valuation services performed prior to Ernst & Young LLP becoming the Company's principal accountants.

                          COMPENSATION COMMITTEE REPORT
                              FOR FISCAL YEAR 2003

The Company's executive compensation policies and practices are overseen by the Compensation Committee of the Board of Directors (the "Committee"). In Fiscal Year 2003 the members of the Committee were Michael J. Bayer, Richard L. Leatherwood, Charles P. Revoile, Richard P. Sullivan and John M. Toups.5 Each Committee member is a non-employee Director. Committee actions concerning executive officer compensation are subject to full Board review. Award decisions under the Company's 1996 Employee Stock Incentive Plan, however, are delegated exclusively to the Committee.

Set forth below is the report of the Committee for fiscal year 2003 addressing the Company's executive compensation policies for fiscal year 2003 as they affected (1) Dr. London and (2) Messrs. Bradford, Elefante, Johnson, and Waechter, who were the Company's executive officers ("Executive Officers").

Executive Compensation Policies

Executive Officers' compensation levels are intended to be fair (but not excessive) and competitive with similar sized companies in the Company's industry. In setting compensation levels, the Committee takes into account both objective and subjective performance criteria, including: (1) the Company's after-tax earnings; (2) actual versus target operating performance in terms of revenue and after-tax earnings; (3) each officer's initiative and contributions to overall performance; (4) achievement of specific, pre-set strategic objectives; (5) managerial ability; and (6) performance of special projects.6 Incentive compensation programs typically include performance thresholds, below which either no bonus or a significantly reduced bonus is paid. It is the Committee's intent by considering these criteria to tie a significant portion of the Executive Officers' compensation to Company performance.

The Company uses stock-based compensation to the Executive Officers as a means of (1) aligning the interests of management with those of the stockholders, and
(2) retaining key executives through the use of stock option awards with future exercise dates. The Executive Officers may participate in: (1) the Company's 1996 Employee Stock Incentive Plan; (2) the Stock Option Restoration Program;
(3) the Executive Stock Bonus Plan; (4) the Officer Stock Deposit Program; and
(5) the Management Stock Purchase Plan (such Plans are described elsewhere in this Proxy Statement). For fiscal year 2003, awards of options under the 1996 Employee Stock Incentive Plan were made based on achievement of certain performance measures.

Executive Officers also are permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitation placed on the amounts that may be contributed or the benefits that may be payable under such plans. For example, the Company makes matching contributions to the Company's voluntary 401(k) $MART Plan on behalf of the Executive Officers based on the amount of each Executive Officer's contributions to the Plan. Similarly, the Executive Officers may elect to contribute a percentage of their compensation to the CACI Non-Qualified Executive Retirement Plan.

-------------------
(1) Vincent L. Salvatori served on the Compensation Committee until the Organizational Meeting of the Board on November 21, 2002.
(2) The Committee also considers cost-of-living and expatriate adjustments for Executive Officers serving outside the United States. At present, Mr. Bradford, Executive Vice President of the Company and President and Managing Director of CACI Limited, a Company subsidiary in the United Kingdom, is the only Executive Officer serving abroad. 7 Glenn Ricart served on the Audit Committee until the Organizational Meeting of the Board on November 21, 2002.

Relationship of Executive Compensation to Company Performance

Compensation paid to the Executive Officers in fiscal year 2003 (as reflected in the Summary of Executive Officer Compensation table included in this Proxy Statement) consisted primarily of base salary and performance bonus, along with specific stock option grants based on achievement of certain performance targets (as reflected in the Option Grants During Fiscal Year 2003 table included in this Proxy Statement).

Compensation plans for fiscal year 2003 were developed late in fiscal year 2002 following a review of compensation to ascertain the compensation levels that would be necessary or desirable to maintain the Company's compensation structure on a competitive basis, and to provide appropriate incentive for achieving desired Company performance. Specific performance targets were established and incorporated into fiscal year business plans that were developed by the Executive Officers under the supervision of the Chief Executive Officer and approved by the Board of Directors.

The approved fiscal year business plans were used as the basis for the Company's performance bonus plans, which provided for bonus payments to Executive Officers based on actual versus target operating performance in terms of after-tax earnings for the Company as a whole; and for those Executive Officers in charge of an operating unit, for the Executive Officer's particular unit. These plans provided for (1) no bonus payment for performance below a pre-set minimum profit threshold; (2) payment of a base bonus for performance that exceeded the minimum profit threshold; and (3) payment of an enhanced bonus at increasing percentage levels as performance met or exceeded additional pre-set profit levels.

The Company's incentive compensation plans also allowed for payment of additional compensation on the basis of achievement of (1) specific, pre-set strategic objectives and (2) an evaluation of each Executive Officer's initiative and contributions to overall performance apart from quantitative financial performance. Payments pursuant to such subjective criteria were determined at or close to the end of fiscal year 2003 after discussions among the Committee and, for all Executive Officers other than Dr. London, after discussions between the Committee and Dr. London.

Chief Executive Officer Compensation

The Committee's approach to setting the Chief Executive Officer's compensation, as in the case of the other Executive Officers, is to tie a significant portion of his compensation to Company performance while seeking to be competitive with other similar sized companies in the Company's industry and to provide the Chief Executive Officer with some certainty as to the level of his compensation through base salary. The Committee believes that this approach appropriately rewards the Chief Executive Officer for achievement of Company performance goals.

Dr. London's salary and bonus compensation for fiscal year 2003 was Two Million Two Hundred Sixty Two Thousand Seven Hundred Seven Dollars ($2,262,707) an increase of Six Hundred Ten Thousand Four Hundred Sixty Five Dollars ($610,465) from fiscal year 2002 principally as a result of the operation of Dr. London's incentive compensation plan applied to the Company's after-tax earnings in fiscal year 2003.

Dr. London's fiscal year 2003 incentive compensation was based on the Company's net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Dr. London was entitled to a bonus based on each quarter's net after-tax profit so long as that profit was equal to or exceeded the net after-tax profit for the same quarter of fiscal year 2002, and a larger, variable bonus upon reaching or exceeding a Board of Director established predetermined threshold net after-tax profit level for the fiscal year. During fiscal year 2003, by operation of the applicable bonus formulae, Dr. London earned One Million Eight Hundred Eighteen Thousand One Hundred Seven Dollars ($1,818,107) in aggregate incentive compensation for quarterly and annual net after-tax profit results for the fiscal year.

The Committee believes that in view of the Company's performance for the year, Dr. London's compensation for fiscal year 2003 was reasonable.

In June, 2003, the Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal year 2004 which ties a significant portion of Dr. London's compensation to the achievement by the Company of certain profit results during fiscal year 2004.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

---------------------     -------------------------   --------------------------
Michael J. Bayer          Richard L. Leatherwood      Charles P. Revoile


         -----------------------                ------------------
         Richard P. Sullivan                    John M. Toups

                   AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2003

The members of the Company's Audit Committee are Peter A. Derow, Richard L. Leatherwood, Arthur L. Money, Warren R. Phillips, and William B. Snyder.(1)

The actions of the Committee are accomplished pursuant to the Audit Committee Charter (copy attached) that was first adopted by the Board of Directors in June, 1994 and has been reviewed and amended as necessary annually since that date. Each member of the Audit Committee qualifies as "independent" in accordance with the requirements of New York Stock Exchange Listed Company Manual, Section 303.01(B)(2)(a) and (3). In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Committee has accomplished the following:

     (1) It has reviewed and discussed the audited financial statements with management;
     (2) It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards
          (SAS) 61 (Codification of Statements on Auditing Standards, AU380) as modified or supplemented through August 1, 2003;
     (3) It has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented through August 1, 2003;
     (4) It has discussed with Ernst & Young LLP its independence under Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees); and
     (5) Based on the review and discussions described in subparagraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         ----------------------------       ----------------------------
                Peter A. Derow                 Richard L. Leatherwood

         ----------------------------       ----------------------------
                Arthur L. Money                  Warren R. Phillips

                          ----------------------------

---------
(1) Glenn Ricart served on the Audit Committee until the Organizational Meeting of the Board on November 21, 2002.

                                William B. Snyder
                      AUDIT COMMITTEE AND FINANCIAL EXPERT

The Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee, Director Richard L. Leatherwood. Mr. Leatherwood is "independent" as that term is used in Schedule 14A, Item 7(d)(3)(iv) under the Securities Exchange Act of 1934, as amended.

                                 CODE OF ETHICS

We have adopted a Directors Code of Business Ethics and a Year 2003 Code of Ethics and Business Conduct Standards that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our principal executives. Each Director and executive officer is required to review the applicable code of ethics and to certify compliance annually. There have not been any waivers of either code relating to any of our executive officers or Directors. The Codes are available for review on our website at www.caci.com/about/dir_ethics.shtml and www.caci.com/about/ethics.shtml.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS;
                                OTHER INFORMATION

There exist no transactions with management and others (as defined by applicable regulations), to which the Company or any of its subsidiaries was a party in fiscal year 2003 in which the amount involved exceeded $60,000.

                                  SOLICITATION

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee not to exceed $6,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

                          FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 2004 Annual Meeting, stockholder proposals must be received by the Secretary of the Company on or before July 1, 2004.

                       DOCUMENTS INCORPORATED BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the SEC on September 29, 2003, is incorporated by reference.

                                  OTHER MATTERS

As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

                                              By Order of the Board of Directors

                                              /s/ JEFFREY P. ELEFANTE

                                              Jeffrey P. Elefante (Secretary)

Arlington, Virginia
Dated:  October 17, 2003

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                              Adopted August, 2002

The CACI Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The independent accountant is directly accountable to the Audit Committee.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.
2.   Review and update the committee's charter as needed.
3. Approve in advance the appointment, compensation and, if necessary, discharge of the independent accountant(s) charged with providing audit services. Approve in advance the engagement of any independent accountant to perform any non-audit services. Provide oversight of the independent accountant(s) performing audit services for the Company. The Committee shall report all of such activities to the Board of Directors.
4. Review the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.
5. Ensure submission of a formal written report from the independent accountant describing the relationship between the independent accountant and the Company and conduct discussions with the independent accountant sufficient to confirm and assure the independence of the independent accountant.
6. Review with management and the independent accountant at the completion of the annual examination:
     a.   The company's annual financial statements and related footnotes.
     b. The independent accountant's audit of the financial statements and their report thereon.
     c. The adequacy of internal controls, including controls over computerized information systems, and any significant findings and recommendations, and management's responses.
     d. Any significant changes required in the independent accountant's audit plan.
     e. Any serious difficulties or disputes with management encountered during the course of the audit.
     f. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards, such as SAS #61.
7.   Consider and review with management and the Director of Internal Auditing:
     a. Significant findings during the year, recommendations and management's responses thereto.
     b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, or anything which might impair their independence.
     c.   Any changes required in the planned scope of their audit plan.
     d. The annual Internal Audit Plan, department budget and staffing prior to finalization.
     e. Coordination of work with the independent accountant to ensure effective use of audit resources.
     f.   The internal Auditing department charter.
     g. Internal Auditing's compliance with IIA's Standards for the Professional Practice of Internal Auditing (Standards).
8. Review prior to filing any SEC documents which require Board of Directors signature, including but not limited to the Annual Report on Form 10-K.
9. Review with the Director of Internal Auditing the results of their review of the company's monitoring compliance with the company's code of conduct.
10. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.
11. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.


Appendix A                            A-1

12. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.
13. Prepare a report as required by the rules and regulations of the Securities Exchange Commission on the activities of the audit committee for inclusion in the annual proxy statement.
14. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or other advisors to assist it in fulfilling its responsibilities. The Committee shall report all such activities to the Board of Directors.
15. The committee shall meet at least two times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.
16. The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.
17. Minutes of each meeting are to be prepared by the General Counsel or his designee and approved by the committee.
18.  Conduct an annual evaluation of the Committee's performance.
19. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the Board of Directors.


Appendix A                            A-2

[CACI LOGO]                                         VOTE BY PHONE - 1-800-690-6903
CACI INTERNATIONAL INC                              Use any touch-tone telephone to transmit your voting instructions up until 11:59
1100 N. GLEBE RD.                                   P.M. Eastern Time the day before the cut-off date or meeting date. Have your
ARLINGTON, VA 22201                                 proxy card in hand when you call and then follow the simple instructions the
                                                    Vote Voice provides you.

                                                    VOTE BY INTERNET - www.proxyvote.com
                                                    Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site.

                                                    VOTE BY MAIL -
                                                    Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to CACI International Inc, c/o ADP, 51 Mercedes Way,
                                                    Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:              CACI01                   KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
====================================================================================================================================
CACI INTERNATIONAL INC

 Election of Directors

 1. Nominees for election to the Company's Board of
    Directors:                                          For  Withhold  For All  To withhold authority to vote, mark "For All Except"
    01) Michael J. Bayer       07) Warren R. Phillips   All     All    Except   and write the nominee's number on the line below.
    02) Peter A. Derow         08) Charles P. Revoile
    03) Richard L. Leatherwood 09) Richard P. Sullivan  [_]     [_]      [_]    ____________________________________________________
    04) J. Phillip London      10) John M. Toups
    05) Barbara A. McNamara    11) Larry D. Welch
    06) Arthur L. Money

 Vote On Proposal                                                                                            For   Against   Abstain

 2. Ratification of the appointment of Ernst & Young LLP as independent auditors.                            [_]     [_]       [_]

 Please complete, date, sign and mail this proxy card in the enclosed prepaid envelope.

 For address changes, please check this box and write them on        [_]
 the back where indicated

-------------------------------------------------                        --------------------------------------

=================================================                        ======================================
Signature [PLEASE SIGN WITHIN BOX]      Date                             Signature (Joint Owners)     Date

====================================================================================================================================

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================
Common Stock                 CACI International Inc
           PROXY FOR NOVEMBER 20, 2003 ANNUAL MEETING OF STOCKHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042, on November 20, 2003 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

The Board of Directors recommends a vote FOR each of the items on the reverse side, as more fully described in the accompanying Proxy Statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR EACH OF THE ITEMS ON THE REVERSE SIDE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer.

By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.


CHANGE OF ADDRESS:______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________
                  (If you noted any changes on the lines above, please check the corresponding box on the reverse side)

================================================================================